SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) January 10, 2006

Registrant, State of
Incorporation, Address of
Commission File	Principal Executive Offices	I.R.S. employer
Number	and Telephone Number	Identification Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 10, 2006, Nevada Power Company borrowed $210 million at a rate of 5.295% under its $500 million credit facility with Wachovia Bank, N.A., as Administrative Agent to fund the purchase price of the 75% interest in the Silverhawk Power Plant, as described below. For additional information regarding the terms of the credit facility, see our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.
Item 8.01 Other Events
Acquisition of Silverhawk Power Plant
On January 10, 2006, Nevada Power Company acquired from Pinnacle West Capital Corporation (“Pinnacle West”) and its wholly-owned subsidiaries, Pinnacle West Energy Corporation, and GenWest, LLC, a 75 percent ownership interest in the Silverhawk Power Plant (“Silverhawk”). The plant was acquired pursuant to a purchase agreement entered into on June 21, 2005. Silverhawk is a 560-megawatt, natural gas-fueled, combined-cycle electric generating facility located 20 miles northeast of Las Vegas. The purchase price of Silverhawk is approximately $208 million, not including certain closing adjustments.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired

Not required

(b)	Pro forma financial information

Not required

(c)	Exhibits

99.1 Press release dated January 10, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources

(Registrant)

Date: January 10, 2006	By:	/s/ John E. Brown

John E. Brown Controller

Nevada Power Company

(Registrant)

Date: January 10, 2006	By:	/s/ John E. Brown

John E. Brown Controller